Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Performance Materials Inc. Announces Extension of Expiration Date for

Exchange Offer for Its 10% Senior Secured Notes Due 2020

ALBANY, N.Y., (January 9, 2013) – Momentive Performance Materials Inc. (the “Company”) announced today that it has extended the expiration date for its previously announced exchange offer from midnight, New York City time, at the end of Tuesday, January 8, 2013, to 5:00 p.m., New York City time, on Friday, January 11, 2013, unless further extended. All other terms, provisions and conditions of the exchange offer will remain in full force and effect, except that outstanding notes tendered during the extension of the exchange offer may not be tendered by the guaranteed delivery procedure. On December 10, 2012, the Company commenced its exchange offer to exchange up to $250 million aggregate principal amount of its 10% Senior Secured Notes due 2020 and related guarantees registered under the Securities Act of 1933 for any and all of its outstanding 10% Senior Secured Notes due 2020 and related guarantees, which were issued in May 2012 in a transaction exempt from registration under the Securities Act.

As of midnight, New York City time, at the end of January 8, 2013, The Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer, has advised that $246,775,000 aggregate principal amount of the outstanding notes had been tendered for exchange, representing approximately 98.71% of the outstanding notes.

A Form S-4 registration statement filed by the Company with the SEC regarding the exchange offer was declared effective by the SEC on December 10, 2012. The expiration date for the exchange offer is being extended to provide time for remaining outstanding 10% Senior Secured Notes due 2020 to be exchanged.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. A copy of the prospectus and other materials related to the exchange offer may be obtained from the exchange agent, The Bank of New York Mellon Trust Company, N.A., by calling (315) 414-3349.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Specialty Chemicals Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings, including our quarterly reports on Form 10-Q. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company.

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of Momentive Performance Materials Holdings LLC.

About Momentive.

Momentive Performance Materials Holdings LLC (“Momentive”) is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. Its technology portfolio delivers tailored solutions to meet the diverse needs of its customers around the world. Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Momentive and its products is available at www.momentive.com.

Contacts

Investors and Media:

John Kompa

Vice President, Investor Relations and Public Affairs

Momentive Performance Materials Inc.

+1-614-225-2223

john.kompa@momentive.com